UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

McMoRan Exploration Co.

(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This current report on Form 8-K is being filed in connection with the completion on June 3, 2013 of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 5, 2012 (the “Merger Agreement”) by and among McMoRan Exploration Co., a Delaware corporation (“MMR”), Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), and INAVN Corp., a Delaware corporation and wholly owned subsidiary of FCX (“Merger Sub”). Pursuant to the Merger Agreement, on June 3, 2013 Merger Sub merged with and into MMR, with MMR surviving the merger as a wholly owned subsidiary of FCX (the “Merger”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the New York Stock Exchange (“NYSE”) was notified that each outstanding share of MMR’s common stock was converted into the right to receive $14.75 in cash, without interest, and 1.15 royalty trust units representing beneficial interests in Gulf Coast Ultra Deep Royalty Trust, subject to the terms and conditions of the Merger Agreement. MMR requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to delisting MMR’s shares of common stock. Trading of MMR’s common stock was suspended following the close of the NYSE on June 3, 2013. The delisting of MMR’s common stock will be effective on June 14, 2013. As a result, there is no longer any public trading in MMR’s common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time of the Merger, each named executive officer resigned from MMR and each member of MMR’s board of directors resigned from the board and ceased to be a director of MMR in accordance with the Merger Agreement. The members of MMR’s board immediately prior to the Effective Time of the Merger were Messrs. Adkerson, Moffett, Bush, Carmichael, Day, Ford, Graham, Rankin, Flores, Wombwell and Ms. Mestayer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2013, MMR held a special meeting of stockholders in connection with the Merger. At the special meeting, the MMR stockholders (1) approved the proposed amendment to Article X section (k) of the amended and restated certificate of incorporation of MMR to exclude FCX from the definition of “Interested Stockholder” solely for the purposes of the transactions contemplated by the Merger Agreement, (2) approved the adoption of the Merger Agreement, and (3) approved the adjournment of the MMR special meeting, if necessary or appropriate, in the view of the MMR board of directors, to solicit additional proxies in favor of the charter amendment proposal or the merger proposal or if there were not sufficient votes at the time of such adjournment to approve either proposal.

Of the 163,100,608 shares of MMR common stock outstanding as of the record date, 146,773,208 shares were represented at the special meeting. The independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Approval of the proposed amendment to the charter.

Votes For	Votes Against	Abstentions
146,344,046	411,817	17,345

Proposal 2: Approval of the adoption of the merger agreement.

Majority Outstanding Vote

Votes For	Votes Against	Abstentions
146,426,541	323,697	22,970

Disinterested Stockholder Vote

Votes For	Votes Against	Abstentions
86,356,099	323,697	22,970

Proposal 3: Approval of any adjournment of the special meeting if necessary to solicit additional proxies in favor of the charter amendment proposal or the merger proposal.

Votes For	Votes Against	Abstentions
142,019,358	4,728,496	25,354

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary
(authorized signatory and Principal Financial Officer)
Date: June 4, 2013